Exhibit 99.(1)(K)

DRYDEN HIGH YIELD FUND, INC.

ARTICLES SUPPLEMENTARY

DRYDEN HIGH YIELD FUND, INC., a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:        Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article IV, Section 2 of the charter of the Corporation (the “Charter”), the Board of Directors has duly reclassified the authorized but unissued shares of common stock par value $.01 per share amongst Class A Common Stock, Class B Common Stock, Class C Common Stock, Class L Common Stock, Class M Common Stock, Class R Common Stock, Class X Common Stock, New Class X Common Stock and Class Z Common Stock, as set forth in these Articles Supplementary.

SECOND:                                        Prior to the reclassification authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 3,000,000,000 shares, par value $.01 per share, having an aggregate par value of $30,000,000, classified and designated as follows:

Class A Common Stock	750,000,000 shares
Class B Common Stock	750,000,000 shares
Class C Common Stock	750,000,000 shares
Class R Common Stock	375,000,000 shares
Class Z Common Stock	375,000,000 shares

THIRD:                                  As reclassified hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 3,000,000,000 shares, par value $.01 per share, having an aggregate par value of $30,000,000, classified and designated as follows:

Class A Common Stock	500,000,000 shares
Class B Common Stock	400,000,000 shares
Class C Common Stock	400,000,000 shares
Class L Common Stock	400,000,000 shares
Class M Common Stock	400,000,000 shares
Class R Common Stock	225,000,000 shares
Class X Common Stock	225,000,000 shares
New Class X Common Stock	225,000,000 shares
Class Z Common Stock	225,000,000 shares

FOURTH:                                         The terms of the shares of Class L Common Stock, Class M Common Stock, Class X Common Stock and New Class X Common Stock of the Corporation as set by the Board of Directors, including preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, are as follows:

(a)                                  Except as set forth in Article IV, Section 1 of the Charter or as set forth in these Articles Supplementary, each share of Class L Common Stock, Class M Common Stock, Class X Common Stock and New Class X Common Stock of the Corporation shall represent the same proportionate interest in the Corporation and have identical voting, dividend, liquidation and other rights as each share of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class R Common Stock and Class Z Common Stock of the Corporation.

(b)                                 Notwithstanding anything in the Charter to the contrary:

(i)  The shares of Class L Common Stock, Class M Common Stock, Class X Common Stock and New Class X Common Stock may be issued and sold subject to such different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940 and the rules adopted by the National Association of Securities Dealers, Inc.

(ii)  Except as otherwise provided hereinafter, on or about the calendar quarter occurring after:

(A)   the eighth anniversary of the day on which shares of Class M Common Stock were purchased by a holder thereof, such shares (including that number of shares of Class M Common Stock purchased through the reinvestment of dividends or other distributions or capital gains paid on all shares of Class M Common Stock (“Class M Dividend Shares”) held by such holder multiplied by a fraction, the numerator of which is the number of shares of Class M Common Stock other than Class M Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of shares of Class M Common Stock other than Class M Dividend Shares held by such holder) shall automatically convert to shares of Class A Common Stock on the basis of the respective net asset values of the shares of Class M Common Stock and the shares of Class A Common Stock on the conversion date;

(B)  the eighth anniversary of the day on which shares of Class X Common Stock were purchased by a holder thereof, such shares (including that number of shares of Class X Common Stock purchased through the reinvestment of dividends or other distributions or capital gains paid on all shares of Class X Common Stock (“Class X Dividend Shares”) held by such holder multiplied by a fraction, the numerator of which is the number of shares of Class X Common Stock other than Class X Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of shares of Class X Common Stock other than Class X Dividend Shares held by such holder) shall automatically convert to shares of Class A Common Stock on the basis of the respective net asset values of the shares of Class X Common Stock and the shares of Class A Common Stock on the conversion date; and

(C)  on the tenth anniversary of the day on which shares of New Class X Common Stock were purchased by a holder thereof, such shares (including that number of shares of New Class X Common Stock purchased through the reinvestment of dividends or other distributions or capital gains paid on all shares of New Class X Common Stock (“New Class X Dividend Shares”) held by such holder multiplied by a fraction, the numerator of which is the number of shares of New Class X Common Stock other than New Class X Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of shares of New Class X Common Stock other than New Class X Dividend Shares held by such holder) shall automatically convert to shares of Class A Common Stock on the basis of the respective net asset values of the shares of New Class X Common Stock and the shares of Class A Common Stock on the conversion date;

provided, however, that conversion of shares of Class M Common Stock, Class X Common Stock or New Class X Common Stock represented by stock certificates shall be subject to tender of certificate.

(iv)  The shares of Class L Common Stock, Class M Common Stock, Class X Common Stock and New Class X Common Stock may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940.

FIFTH:         The terms of the shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class R Common Stock and Class Z Common Stock (including, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption) are as provided in Article IV of the Charter and remain unchanged by these Articles Supplementary.

SIXTH:      These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, DRYDEN HIGH YIELD FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on                          , 2006.

WITNESS:	DRYDEN HIGH YIELD FUND, INC.

By:
Deborah A. Docs,		Judy A. Rice,
Secretary		President

THE UNDERSIGNED, President of DRYDEN HIGH YIELD FUND, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

Judy A. Rice, President